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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report incorporated by reference in this registration statement of our report dated June 14, 1999 included in Hauser, Inc.'s Form 10-K for the year ended April 30, 1999 and to all references to our Firm included in this registration statement.

/s/ Arthur Anderson LLP

Denver, Colorado,
April 17, 2000